UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):      May 21, 2001

COMMISSION FILE NUMBER 1-12333

Iomega Corporation
(Exact name of registrant as specified in its charter)

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service — Employer Identification No. 86-0385884

1821 West Iomega Way, Roy, UT 84067

(801) 332-1000

                 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.         Other Events.

        On May 21, 2001, Iomega Corporation (“Iomega”) announced the resignation of Bruce Albertson as Iomega’s President and Chief Executive Officer and as a Member of the Board of Directors, and the appointment of a special committee of the Board which will oversee management of the Company until a successor is named.

        The full text of Iomega’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.         Financial Statements and Exhibits.

           (c)     Exhibits.
                    99.1 Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2001

IOMEGA CORPORATION
(Registrant)

By: /s/ Richard M. Marsh
     Richard M. Marsh
     Acting General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number                  Description

99.1                                   Press Release

Exhibit 99.1

Media please contact:

Chris Romoser, Iomega Corporation, (801) 332-3678 romoser@iomega.com

Analyst/Investors, please contact:

Jim Recob, Iomega Corporation, (801) 332-4430 recob@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA CORPORATION ANNOUNCES

RESIGNATION OF PRESIDENT AND CEO

ROY, Utah, May 21, 2001 – Iomega Corporation (NYSE: IOM), a global leader in data management solutions, today announced the resignation of Bruce Albertson as Iomega’s President and Chief Executive Officer and as a Member of the Board of Directors, and the appointment of a special committee of the Board which will oversee management of the Company until a successor is named.

Commenting upon the Board’s action, David J. Dunn, Chairman of the Board of Directors of Iomega, stated, “Bruce’s resignation is, in large part, the result of differences between Bruce and the Board over the long-term strategic direction of the Company.”

Mr. Dunn added, “The Board has begun the process of identifying CEO candidates and hopes to name a new chief executive officer soon. In the meantime, a two-person special committee of the Board will be established, comprised of two of Iomega’s Directors, Jonathan Huberman and Robert Berkowitz, who will manage the affairs of the Company. They will examine the financial performance of Iomega’s products, look for areas to reduce costs and improve profitability and present their recommendations to the Board.”

“After the Board considers their recommendations,” Mr. Dunn added, “we expect that there will be some restructuring charges and possible write-offs, but their nature and extent will have to await completion of the Board’s review.”

About Iomega

Iomega Corporation (NYSE:IOM) manufactures and markets the award-winning Zip®, Jaz® and PocketZip™ drives and disks, the HipZip™ digital audio player, the FotoShow™ digital image center, LifeWorks™ software, and Iomega QuikSync™ software; Iomega also markets Iomega CD-RW drives, CompactFlash™ and SmartMedia™ memory cards, and the Iomega Microdrive™ miniature hard drive. Iomega’s products help people to save, share, manage and create important information such as Internet downloads, audio files, personal photographs, spreadsheets, and slides, while protecting that content from viruses and hackers. Used in homes, businesses, government and educational facilities and by creative professionals everywhere, Iomega storage solutions are the enabling technologies preferred by millions. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at http://www.iomega.com.

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Copyright© 2001 Iomega Corporation. All rights reserved. Iomega, Zip, Jaz, PocketZip, HipZip, FotoShow, Predator, QuikSync and LifeWorks are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Microdrive is a trademark of IBM Corporation and is used with permission. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.